UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

Virgin Islands, British	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 ANZA BLVD SUITE 109
BURLINGAME, California		94010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2024, Roadzen Inc. (the “Company”) entered into two separate subscription agreements (the “Subscription Agreements”) with related parties, Marco Polo Securities, Inc. (“Marco Polo”) and Avacara PTE Ltd. (“Avacara”). Pursuant to the terms of the Subscription Agreements, on that date, approximately $3.5 million in aggregate of liabilities of the Company to such entities was canceled in exchange for the issuance of an aggregate of 1,227,867 ordinary shares (the “Shares”) of the Company (with 892,857 Shares issued to Marco Polo and 335,000 Shares issued to Avacara), as contemplated by the binding term sheets entered into by the Company on July 18, 2024 and reported in the Form 8-K filed by the Company on July 23, 2024. The Chairman of the Board of the Company, Steven Carlson, is the principal owner of Marco Polo and the Company’s Chief Executive Officer, Rohan Malhotra, is the principal owner and Managing Partner of Avacara, a significant shareholder of the Company.

The Subscription Agreements include customary “piggyback” registration rights, as well as demand registration rights which require the Company to register the Shares if requested by Marco Polo or Avacara in the event that the Shares have not been registered on a “piggyback” basis within 90 days following the closing of the transactions contemplated by the Subscription Agreement (the “Closing”).

Also on December 27, 2024, the Company entered into separate lock-up letter agreements (the “Lock-Up Agreements”) with each of Marco Polo and Avacara, pursuant to which each such entity agreed not to sell any of the Shares issued to it for a period of nine months following the Closing, except that 30% of each holder’s Shares may be sold as of the 91st day after the Closing Date, another 30% may be sold on the 181st day after the Closing Date and the remainder may be sold as of one day after the nine month anniversary of the Closing Date.

The foregoing description of the Subscription Agreements and the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text thereof, copies of the form of each of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Shares have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Subscription Agreement, dated as of December 27, 2024
10.2	Form of Lock-Up Agreement, dated as of December 27, 2024
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	January 2, 2025	By:	/s/ Jean-Noël Gallardo
Name: Jean-Noël Gallardo Title: Chief Financial Officer